Exhibit 10.12

Portions of this exhibit were omitted and filed separately with the Secretary of the
Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the
Securities Exchange Act of 1934. Such portions are marked by [***].

11 January 2010

Dr. Mazal Dahan
Vice President, Research & Development
Metamorefix Ltd.
5 Oppenheimer Street
Rehovot 76701

Re: Letter Agreement

Dear Mazal,

Bio-Technology General (Israel) Ltd. (“BTG”), an affiliate of Ferring Pharmaceuticals, and Metamorefix Ltd. (“Metamorefix”) are in the process of conducting good faith negotiations with respect to the terms and conditions of a long-term development and commercial agreement under which BTG will use dedicated equipment procured by BTG for Metamorefix (the “Equipment”), as more fully detailed hereunder, and develop, manufacture and supply Dermalast (the “Product”) in glass syringes for Metamorefix (the “Services”).

The proposal of 4 January 2010 attached hereto and marked “Attachment A” (the “Proposal”) contains BTG’s proposal for initial development and clinical manufacturing services.

The Proposal is comprised of two phases:  (i) The Development Phase, which consists of the procurement of the Equipment, adaptation of the formulation and BTG’s filling line, adaptation of analytical testing and engineering runs; and (ii) The Clinical Lot Production Phase, consisting of the production of one clinical lot of Product.

Purchase of Dedicated Equipment.  BTG will procure the Equipment for Metamorefix, for delivery to BTG’s premises, and shall use the same solely for carrying out the Services.  Metamorefix shall issue purchase orders to BTG in respect of the Equipment and shall pay it the prices set out in the Proposal, as per the payment terms set out therein.  Following receipt by BTG of payment for the Equipment in full, ownership of the Equipment shall vest in Metamorefix.  For as long as the Equipment is at BTG’s premises, BTG shall insure the Equipment for the benefit of Metamorefix, at its own expense.  The Equipment shall be clearly marked as owned by Metamorefix and free of any lien or other rights.

Other Services.  BTG shall carry out the rest of the Services detailed as being part of the Development Phase, at the pricing and other general terms and conditions as outlined in the Proposal.

The terms and conditions of the confidentiality letter agreement between the parties of April 22, 2007 attached hereto and marked “Attachment B” shall apply to all “information” (as such term is defined therein) exchanged between the parties in the course of the Services and in the negotiation and drafting of the Agreement.  The obligations set out in the confidentiality letter agreement shall be extended so as to expire 5 years after the Effective Date (defined below).

Metamorefix shall own all right, title and interest in and to:  (i) any ideas, inventions, techniques, discoveries, compositions, substances, formulations, improvements, information, reports, findings and other results of whatsoever nature relating solely to the substances provided by Metamorefix (the “Metamorefix Materials”) and the deliverables that are generated, discovered, reduced to practice and/or arise solely in the course of and/or solely from the performance of the Services; and (ii) all patents, copyrights, know-how trademarks and other intellectual property (“Intellectual Property”) in and/or covering solely the results; provided, however, that the Intellectual Property shall not include any substances provided by BTG or any manufacturing processes of BTG, or any ideas inventions, techniques, discoveries. improvements, information, reports, findings and enhancements to substances provided by BTG or any manufacturing process of BTG.

Either party may notify the other party, by written notice, of the termination of the Services during the development stage, should such party believe, in good faith, that the successful completion of the Services, i.e., the development or commercialization of the Product is not technically feasible.

In the event of the premature termination of the Services as slated above.  Metamorefix agrees to pay BTG a payment commensurate to the portion of the Services actually carried out up to the date of termination, as well as for non-cancellable out-of-pocket costs (such as the cost of non salable or unusable materials) and BTG shall transfer to Metamorefix all deliverables and results achieved up to the date of termination and all materials, work in process and finished products which may have been produced by such date.  Such payment shall be made within 30 days of such termination, provided, however, that Metamorefix’s maximum payment obligation for the Services rendered to BTG pursuant to this letter agreement shall not exceed [***].

If the cooperation between the parties ceases after the completion of the development stage, Metamorefix shall have the right to purchase Product quantities which shall suffice the completion of any ongoing clinical trial.  Should Metamorefix wish to purchase additional Product quantities for other reasons, the two parties shall negotiate in good faith regarding these additional quantities.

Moreover, if the Agreement is not reached, for any reason whatsoever, the Equipment shall be packed and delivered, in “as is” condition, to Metamorefix, at Metamorefix’s expense.

Nothing in this Letter Agreement or any attachment should be construed as an undertaking by either party to enter into the Agreement.

The parties may agree, either as part of the Agreement or separately, on additional tasks relating to Product registration, mainly process validations, analytical validations, Product stability testing and packaging tests.

This Letter Agreement shall become effective on the date countersigned by a representative of Metamorefix (“Effective Date”) in the space indicated below, and unless prematurely terminated as provided above shall terminate upon the earlier of:  (i) the date of execution of the Agreement; or (ii) completion of the stages set out in Section 2 to Attachment A but not later than 9 months from the Effective Date.  Notwithstanding the foregoing, the parties may extend the term of this Letter Agreement by mutual consent.

*** Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

This Letter Agreement may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

If the foregoing is acceptable to Metamorefix, please have an authorized representative sign and date all originals of this letter agreement, and return one (1) fully executed document to Dr. Dov Kanner via facsimile at 08 861 2288 or via e-mail at dovik@btgil.com, and one (1) fully executed original via mail to:

Dr. Dov Kanner
Bio-Technology General (Israel) Ltd
Beer Tuvia Industrial Zone
POB 571
Kiryat Malachi 83104
Israel

Sincerely,

/s/Dov Kanner
Dov Kanner, Ph. D.
General Manager

READ AND AGREED:

METAMOREFIX LTD.

By:           /s/Mazal Dahan
(Signature)

Name:       Mazal Dahan

Title:         CEO

Date:        11/1/2010

ATTACHMENT A

Proposal to Metamorefix Regarding Initial
Development and Clinical Manufacturing Services

4 January 2010

1.	Primary Project Assumptions
•	Product will be manufactured at Bio-Technology General's (BTG’s) facility.
•	Production includes preparation of sterile formulation, aseptic filling and packaging.
•	Primary containers are [***].
•	Formulation batch volume [***].
•	Filled syringes will be subjected to 100% visual inspection using BTG’s standard procedures.
•	Substances will be sourced as follows:
•	NaHA by BTG;
•	Lidocaine by Metamorefix (MMF);
•	Sterile fibrin fry MMF.
•	Existing analytical methods will be transferred to BTG.
•	Development of new analytical methods is not included.
•	In-process testing will be performed by BTG
•	Packaging configuration:
•	BTG’s existing primary & secondary packaging;
•	Other inserts (such as connectors and spare syringe) are the responsibility of MMF
•	Graphic designs and packaging texts are the responsibility of MMF
•	The project is based on existing BTG quality and validation standards
•	Translation of Hebrew language source documentation to English is not included; translation will be billed separately
•	Dedicated equipment costs (capital and expense) will be borne by Metamorefix and are set out below
•	Process validation activities are not included.
•	Additions to project scope will be quoted separately.
•	A definitive Development and Commercial Agreement will be negotiated in parallel.

2.	Project Deliverable and Prices

2.1.	Development Phase

Activity	Responsibility
[***]	[***]

The cost to Metamorefix for the Development Phase is [***].  This cost, does not include dedicated equipment as detailed in point 3.

*** Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

A-1

2.2.	Clinical Lot Production

Activity	Responsibility
[***]	[***]

The cost to Metamorefix for the Clinical Lot Production will be [***].

3.	Dedicated Equipment and Prices (the Equipment)

Item	Price
[***]	[***]
TOTAL	[***]

The cost to Metamorefix for the Equipment will be [***].

4.	Project Duration

Development Phase:  To conclude within 90 calendar days of the later of:  (i) the Effective Date, (ii) supply of the components (e.g. fibrin) by Metamorefix

Clinical Lot:  To conclude within 90 days after completion of the Development Phase.

5.	Terms of Payment

The prices are quoted in Euro and will be paid in Israel Shekels on the basis of the known official representative conversion rate last published prior to payment.

Development Phase:
40% immediately after signing the Letter Agreement;
30% no more than 30 days after project initiation;
30% upon completion of the engineering runs;
Payment for dedicated equipment will be made immediately after signing the Letter Agreement, against BTG’s invoice.

Clinical Lot Production:
40% upon initiation of the clinical production phase;
30% no more than 30 days after project initiation;
30% upon lot release.

*** Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

A-2